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                                                                    EXHIBIT 23-1

INDEPENDENT AUDITORS' CONSENT
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  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1993, and of our report dated June 15, 1993 appearing in the Annual Report on Form 11-K of the MichCon Investment and Stock Ownership Plan for the year ended December 31, 1992.


/s/ DELOITTE & TOUCHE
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   DELOITTE & TOUCHE

Detroit, Michigan
March 24, 1994